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                                                                   Exhibit 10.35


                                                                  EXECUTION COPY

                         COMMON STOCK PURCHASE AGREEMENT



     COMMON STOCK PURCHASE AGREEMENT (the "Agreement"), dated as of April 20, 2001, by and between CYTOMEDIX, INC., a Delaware corporation (the "Company"), and FUSION CAPITAL FUND II, LLC, an Illinois limited liability company (the "Buyer"). Capitalized terms used herein and not otherwise defined herein are defined in Section 10 hereof.

                                    WHEREAS:

     Subject to the terms and conditions set forth in this Agreement, the Company wishes to sell to the Buyer, and the Buyer wishes to buy from the Company, up to Fourteen Million Seven Hundred Thousand Dollars ($14,700,000) of the Company's common stock, par value $0.0001 per share (the "Common Stock"). The shares of Common Stock to be purchased hereunder are referred to herein as the "Purchase Shares."

     NOW THEREFORE, the Company and the Buyer hereby agree as follows:

     1.   PURCHASE OF COMMON STOCK.

     Subject to the terms and conditions set forth in Sections 6, 7 and 9 below, the Company hereby agrees to sell to the Buyer, and the Buyer hereby agrees to purchase from the Company, shares of Common Stock as follows:

     (a) COMMENCEMENT OF PURCHASES OF COMMON STOCK. The purchase and sale of Common Stock hereunder shall commence (the "Commencement") within five (5) Trading Days following the date of satisfaction (or waiver) of the conditions to the Commencement set forth in Sections 6 and 7 below (the date of such Commencement, the "Commencement Date").

     (b) BUYER'S PURCHASE RIGHTS AND OBLIGATIONS. Subject to the Company's right to suspend purchases under Section 1(d)(ii) hereof, the Buyer shall purchase shares of Common Stock on each Trading Day during each Monthly Period equal to the Daily Base Amount at the Purchase Price. The Buyer shall, within one (1) Trading Day of receipt of Purchase Shares, pay to the Company an amount equal to the Purchase Amount with respect to such Purchase Shares as full payment for the purchase of the Purchase Shares so received. The Company shall not issue any fraction of a share of Common Stock upon any purchase. All shares of Common Stock (including fractions thereof) issuable upon a purchase under this Agreement shall be aggregated for purposes of determining whether the purchase would result in the issuance of a fraction of a share of Common Stock. If, after the aforementioned aggregation, the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock up or down to the nearest whole share. All payments made under this Agreement shall be made in lawful money of the United States of America by wire transfer of immediately available funds to such account as the Company may from time to time designate by written notice in accordance with the provisions of this Agreement. Whenever any amount expressed to be due by the terms of this Agreement is due on any day which is not a Trading Day, the same shall instead be due on the next succeeding day which is a Trading Day.


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     (c)  COMPANY'S RIGHT TO DECREASE OR INCREASE THE DAILY BASE AMOUNT.

          (i) COMPANY'S RIGHT TO DECREASE THE DAILY BASE AMOUNT. The Company shall always have the right at any time to decrease the amount of the Daily Base Amount by delivering written notice (a "Daily Base Amount Decrease Notice") to the Buyer which notice shall specify the amount of the new Daily Base Amount. The decrease in the Daily Base Amount shall become effective one Trading Day after receipt by the Buyer of the Daily Base Amount Decrease. Any purchases by the Buyer which have a Purchase Date on or prior to the first (1st) Trading Day after receipt by the Buyer of a Daily Base Amount Decrease Notice must be honored by the Company as otherwise provided herein. The decrease in the Daily Base Amount shall remain in effect until the Company delivers to the Buyer a Daily Base Amount Increase Notice (as defined below).

          (ii) COMPANY'S RIGHT TO INCREASE DAILY BASE AMOUNT. The Company shall always have the right at any time to increase amount of the Daily Base Amount up to the Original Daily Base Amount by delivering written notice to the Buyer stating the new amount of the Daily Base Amount (a "Daily Base Amount Increase Notice"). If the Closing Sale Price of the Common Stock on each of the five (5) consecutive Trading Days immediately prior to a Daily Base Amount Increase Notice is at least $2.00, the Company shall have the right to deliver a Daily Base Amount Increase Notice which increases the amount of the Daily Base Amount to any amount above the Original Daily Base Amount up to the full remaining balance of the Available Amount. A Daily Base Amount Increase Notice shall be effective one Trading Day after receipt by the Buyer. Such increase in the amount of the Daily Base Amount shall continue in effect until the delivery to the Buyer of a Daily Base Amount Decrease Notice. Notwithstanding anything to the contrary, if the Daily Base Amount then in effect is greater than the Original Daily Base Amount and the Sale Price of the Common Stock during any Trading Day is less than $2.00, the amount of the Daily Base Amount for such Trading Day on which the Sale Price of the Common Stock is less than $2.00 and for each Trading Day thereafter shall be the Original Daily Base Amount or such lesser amount as specified by the Company in a Daily Base Amount Decrease Notice. Thereafter, the Company shall again have the right to increase the amount of the Daily Base Amount to any amount above the Original Daily Base Amount only if the Closing Sale Price of the Common Stock is at least $2.00 on each of five (5) consecutive Trading Days.

     (d)  LIMITATIONS ON PURCHASES.

          (i) LIMITATION ON BENEFICIAL OWNERSHIP. The Company shall not effect any purchase under this Agreement and the Buyer shall not have the right to purchase shares of Common Stock under this Agreement to the extent that after giving effect to such purchase the Buyer together with its affiliates would beneficially own in excess of 4.9% of the outstanding shares of the Common Stock following such purchase. For purposes hereof, the number of shares of Common Stock beneficially owned by the Buyer and its affiliates or acquired by the Buyer and its affiliates, as the case may be, shall include the number of shares of Common Stock issuable in connection with a purchase under this Agreement with respect to which the determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (1) a purchase of the remaining Available Amount which has not been submitted for purchase, and (2) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company (including, without limitation, any warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Buyer and its affiliates. If the 4.9% limitation is ever reached the Company shall have the option to increase such limitation to 9.9% by delivery of written notice to the Buyer. Thereafter, if the 9.9% limitation is ever reached this shall not effect or limit the Buyer's obligation to fund the

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     Daily Base Amount as otherwise provided in this Agreement. Specifically, if the 9.9% limitation is ever reached, each Trading Day thereafter and until the Buyer beneficially owns less than 9.9% of the outstanding shares of the Common Stock, the Buyer shall nevertheless pay to the Company the Daily
     Base Amount as otherwise provided herein but the Buyer shall not be entitled to receive (or exercise any indicia of ownership with respect thereto) the related Purchase Shares therefore until and only to the extent that the Buyer beneficially owns less than 9.9% of the outstanding shares of the Common Stock. For purposes of this Section, in determining the number of outstanding shares of Common Stock the Buyer may rely on the number of outstanding shares of Common Stock as reflected in (1) the Company's most recent Form 10-Q or Form 10-K, as the case may be, (2) a more recent public announcement by the Company or (3) any other written communication by the Company or its transfer agent setting forth the number of shares of Common Stock outstanding. Upon the reasonable written or oral request of the Buyer, the Company shall promptly confirm orally and in writing to the Buyer the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to any purchases under this Agreement by the Buyer since the date as of which such number of outstanding shares of Common Stock was reported. Upon the written or oral request of the Company, the Buyer shall within one (1) Trading Day confirm orally and in writing to the Company the number of shares of Common Stock then held by the Buyer and the number of shares of Common Stock then beneficially owned by the Buyer and its affiliates. Except as otherwise set forth herein, for purposes of this Section 1(d)(i), beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended.

          (ii) COMPANY'S RIGHT TO SUSPEND PURCHASES. The Company may, at any time, give written notice (a "Purchase Suspension Notice") to the Buyer suspending purchases by the Buyer under this Agreement. The Purchase Suspension Notice shall be effective only for purchases which have a Purchase Date later than one (1) Trading Day after receipt of the Purchase Suspension Notice by the Buyer. Any purchases by the Buyer which have a Purchase Date on or prior to the first (1st) Trading Day after receipt by the Buyer of a Purchase Suspension Notice from the Company must be honored by the Company as otherwise provided herein. Such purchase suspension shall continue in effect until a revocation in writing by the Company at its sole discretion. So long as a Purchase Suspension Notice is in effect, the Buyer shall not be obligated to purchase any Purchase Shares from the Company under Section 1 of this Agreement.

     (e) RECORDS OF PURCHASES. The Buyer and the Company shall each maintain records showing the remaining Available Amount at any given time and the dates and Purchase Amounts for each purchase or shall use such other method, reasonably satisfactory to the Buyer and the Company.

     (f) TAXES. The Company shall pay any and all taxes that may be payable with respect to the issuance and delivery of any shares of Common Stock to the Buyer made under of this Agreement.


     2. BUYER'S REPRESENTATIONS AND WARRANTIES.

     The Buyer represents and warrants to the Company that:

     (a) INVESTMENT PURPOSE. The Buyer is entering into this Agreement and acquiring the Purchase Shares, the Warrants and the Warrant Shares (as defined in Section 4(f) hereof) (the Purchase Shares, the Warrants and the Warrant Shares are collectively referred to herein as the "Securities"), for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof.


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     (b) ACCREDITED INVESTOR STATUS. The Buyer is an "accredited investor" as that term is defined in Rule 501(a)(3) of Regulation D.

     (c) RELIANCE ON EXEMPTIONS. The Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of the Buyer to acquire the Securities.

     (d) INFORMATION. The Buyer has been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities that have been reasonably requested by the Buyer, including, without limitation, the SEC Documents (as defined in Section 3(f) hereof). The Buyer understands that its investment in the Securities involves a high degree of risk. The Buyer (i) is able to bear the economic risk of an investment in the Securities including a total loss, (ii) has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the proposed investment in the Securities and (iii) has had an opportunity to ask questions of and receive answers from the officers of the Company concerning the financial condition and business of the Company and other matters related to an investment in the Securities. Neither such inquiries nor any other due diligence investigations conducted by the Buyer or its representatives shall modify, amend or affect the Buyer's right to rely on the Company's representations and warranties contained in Section 3 below. The Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

     (e) NO GOVERNMENTAL REVIEW. The Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

     (f) TRANSFER OR RESALE. The Buyer understands that except as provided in
Section 4(a) hereof: (i) the Securities have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder or (B) an exemption exists permitting such Securities to be sold, assigned or transferred without such registration; (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other person is under any obligation to register the Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

     (g) VALIDITY; ENFORCEMENT. This Agreement has been duly and validly authorized, executed and delivered on behalf of the Buyer and is a valid and binding agreement of the Buyer enforceable against the Buyer in accordance with its terms, subject as to enforceability to general principles of equity and to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

     (h) RESIDENCY. The Buyer is a resident of the State of Illinois.


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     (i) NO PRIOR SHORT SELLING. The Buyer represents and warrants to the
Company that at no time prior to the date of this Agreement has any of the Buyer, its agents, associates, representatives or affiliates engaged in or effected, in any manner whatsoever, directly or indirectly, any (i) "short sale" (as such term is defined in Rule 3b-3 of the 1934 Act) of the Common Stock or
(ii) hedging transaction, which in any case, established in any manner whatsoever a short or hedged position with respect to the Common Stock or any other securities of the Company.


     3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

     The Company represents and warrants to the Buyer that:

     (a) ORGANIZATION AND QUALIFICATION. The Company and its "Subsidiaries" (which for purposes of this Agreement means any entity in which the Company, directly or indirectly, owns 50% or more of the voting stock or capital stock or other similar equity interests) are corporations duly organized and validly existing in good standing under the laws of the jurisdiction in which they are incorporated, and have the requisite corporate power and authority to own their properties and to carry on their business as now being conducted. Each of the Company and its Subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing could not reasonably be expected to have a Material Adverse Effect. As used in this Agreement, "Material Adverse Effect" means any material adverse effect on any of: (i) the business, properties, assets, operations, results of operations or financial condition of the Company and its Subsidiaries, if any, taken as a whole, or (ii) the authority or ability of the Company to perform its obligations under the Transaction Documents (as defined in Section 3(b) hereof). The Company has no Subsidiaries except as set forth on
Schedule 3(a).

     (b) AUTHORIZATION; ENFORCEMENT; VALIDITY. (i) The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, the Warrant and each of the other agreements to be entered into by the parties hereto on the Commencement Date and attached hereto as exhibits to this Agreement (collectively, the "Transaction Documents"), and to issue the Securities in accordance with the terms hereof and thereof, (ii) the execution and delivery of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby, including without limitation, the issuance of the Warrants, the Warrant Shares and the reservation for issuance and the issuance of the Purchase Shares issuable under this Agreement, have been duly authorized by the Company's Board of Directors and no further consent or authorization is required by the Company, its Board of Directors or its shareholders, (iii) this Agreement has been, and each other Transaction Document shall be on the Commencement Date, duly executed and delivered by the Company and (iv) this Agreement constitutes, and each other Transaction Document upon its execution on behalf of the Company, shall constitute, the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors' rights and remedies.


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     (c) CAPITALIZATION. As of the date hereof, the authorized capital stock of the Company consists of (i) 40,000,000 shares of Common Stock, of which as of the date hereof, 10,691,875 shares are issued and outstanding, no shares are held as treasury shares, 6,000,000 shares are reserved for issuance pursuant to the Company's stock option plans of which only approximately 3,621,894 shares remain available and 7,681,857 shares are issuable and reserved for issuance pursuant to securities (other than stock options issued pursuant to the Company's stock option plans) exercisable or exchangeable for, or convertible into, shares of Common Stock and (ii) 10,000,000 shares of Preferred Stock, $0.0001 par value, of which as of the date hereof the following shares in two separate classes of Preferred Stock are issued and outstanding: 1,625,000 shares of Series A 5% Cumulative Preferred Stock with a $1.00 liquidation preference; and 5,115,000 shares Series B Convertible Stock with a $0.0001 liquidation preference. Except as disclosed in Schedule 3(c), (i) no shares of the Company's capital stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company, (ii) there are no outstanding debt securities, (iii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries, (iv) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act, (v) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries, (vi) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities as described in this Agreement and (vii) the Company does not have any stock appreciation rights or "phantom stock" plans or agreements or any similar plan or agreement. The Company has furnished to the Buyer true and correct copies of the Company's Certificate of Incorporation, as amended and as in effect on the date hereof (the "Certificate of Incorporation"), and the Company's By-laws, as amended and as in effect on the date hereof (the "By-laws"), and summaries of the terms of all securities convertible into or exercisable for Common Stock, if any, and copies of any documents containing the material rights of the holders thereof in respect thereto.

     (d) ISSUANCE OF SECURITIES. The issuance of the Warrants has been duly authorized and, upon issuance in accordance with the terms thereof the Warrant Shares shall be (i) validly issued, fully paid and non-assessable and (ii) free from all taxes, liens and charges with respect to the issue thereof. 6,000,000 shares of Common Stock have been duly authorized and reserved for issuance upon purchase under this Agreement. Upon issuance and payment therefore in accordance with the terms and conditions of this Agreement, the Purchase Shares shall be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock.

     (e) NO CONFLICTS. Except as disclosed in Schedule 3(e), the execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the reservation for issuance and issuance of the Purchase Shares) will not (i) result in a violation of the Certificate of Incorporation, any Certificate of Designations, Preferences and Rights of any outstanding series of preferred stock of the Company or the By-laws or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which


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the Company or any of its Subsidiaries is a party, or result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of the Principal Market applicable to the Company or any of its Subsidiaries) or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, except in the case of conflicts, defaults and violations under clause (ii), which could not reasonably be expected to result in a Material Adverse Effect. Except as disclosed in Schedule 3(e), neither the Company nor its Subsidiaries is in violation of any term of or in default under its Certificate of Incorporation, any Certificate of Designation, Preferences and Rights of any outstanding series of preferred stock of the Company or By-laws or their organizational charter or by-laws, respectively. Except as disclosed in
Schedule 3(e), neither the Company nor any of its Subsidiaries is in violation of any term of or is in default under any material contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order or any statute, rule or regulation applicable to the Company or its Subsidiaries, except for possible conflicts, defaults, terminations or amendments which could not reasonably be expected to have a Material Adverse Effect. The business of the Company and its Subsidiaries is not being conducted, and shall not be conducted, in violation of any law, ordinance, regulation of any governmental entity, except for possible violations, the sanctions for which either individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. Except as specifically contemplated by this Agreement and as required under the 1933 Act, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents in accordance with the terms hereof or thereof. Except as disclosed in Schedule 3(e), all consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence shall be obtained or effected on or prior to the Commencement Date. Except as disclosed in Schedule 3(e), the Company is not and has not been since January 1, 1999, in violation of the listing requirements of the Principal Market.

     (f) SEC DOCUMENTS; FINANCIAL STATEMENTS. Except as disclosed in Schedule 3(f), since January 1, 2000, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act") (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the "SEC Documents"). As of their respective dates (except as they have been correctly amended), the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC (except as they may have been correctly amended), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates (except as they have been correctly amended), the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

     (g) ABSENCE OF LITIGATION. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the


                                      -7-
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knowledge of the Company or any of its Subsidiaries, threatened against or affecting the Company, the Common Stock or any of the Company's Subsidiaries or any of the Company's or the Company's Subsidiaries' officers or directors in their capacities as such, which could reasonably be expected to have a Material Adverse Effect. A description of each action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body which, as of the date of this Agreement, is pending or threatened in writing against or affecting the Company, the Common Stock or any of the Company's Subsidiaries or any of the Company's or the Company's Subsidiaries' officers or directors in their capacities as such, is set forth in Schedule 3(h).


     4. COVENANTS.

     (a) FILING OF REGISTRATION STATEMENT. The Company shall within twenty (20) Trading Days from the date hereof file a registration statement covering the resale of at 6,000,000 shares of Common Stock. Such registration statement shall not cover the sale or resale of any other securities except the sale of the Purchase Shares and the Warrant Shares to be made by the Buyer.

     (b) LIMITATION ON SHORT SALES AND HEDGING TRANSACTIONS. The Buyer agrees that beginning on the date of this Agreement and ending on the date of termination of this Agreement as provided in Section 11(k), the Buyer and its agents, representatives and affiliates shall not in any manner whatsoever enter into or effect, directly or indirectly, any (i) "short sale" (as such term is defined in Rule 3b-3 of the 1934 Act) of the Common Stock or (ii) hedging transaction, which in any case, establishes in any manner whatsoever a short or hedged position with respect to the Common Stock or any other securities of the Company.

     (c) ISSUANCE OF WARRANTS/LIMITATION ON SALES OF WARRANT SHARES. At any time on or prior to the Commencement Date, the Company shall issue to the Buyer stock purchase warrants (the "Warrants") to purchase 1,189,320 shares of Common Stock (the "Warrant Shares"). The Buyer agrees that without the prior consent of the Company, the Buyer shall not transfer, sell or pledge the Warrant Shares until the earlier of 560 Trading Days (28 Monthly Periods) from the date hereof or date on which this Agreement has been terminated, provided, however, that such restrictions shall not apply in connection with any transfers to or among affiliates (as defined in the Securities Exchange Act of 1934, as amended) so long as such affiliates are bound by the transfer restrictions set forth in this
Section 4(f).

     (d) PURCHASE SHARE TRANSFER RESTRICTIONS. The Buyer agrees that without the prior consent of the Company, the Buyer shall not transfer, sell or pledge any Purchase Shares for 120 Trading Days from the date of issuance thereof, provided, however, that such restrictions shall not apply in connection with any transfers to or among affiliates (as defined in the Securities Exchange Act of 1934, as amended) so long as such affiliates are bound by the transfer restrictions set forth in this Section 4(f).

     (e) DUE DILIGENCE. The Buyer shall have the right, from time to time as the Buyer may reasonably deem appropriate, to perform reasonable due diligence on the Company during normal business hours. The Company and its officers and employees shall reasonably cooperate with the Buyer in connection with any reasonable request by the Buyer related to the Buyer's due diligence of the Company.



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     5. LEGEND REGARDING TRANSFER RESTRICTIONS.

     At the discretion of the Company, any of the Purchase Shares and/or Warrant Shares to be issued under this Agreement or the Warrants may be issued with a restrictive legend including with respect to any transfer restrictions under applicable federal and state securities law and the transfer restriction set forth in Section 4(d) hereof with respect to the Purchase Shares or in Section 4(c) hereof with respect to the Warrant Shares. Such legend shall be in form and substance as reasonably determined by the Company.


     6. CONDITIONS TO THE COMPANY'S OBLIGATION TO COMMENCE SALES OF SHARES OF COMMON STOCK.

     The obligation of the Company hereunder to commence sales of the Purchase Shares is subject to the satisfaction of each of the following conditions on or before the Commencement Date (the date that sales to the Buyer under this Agreement begin) and once such conditions have initially been satisfied, there shall not be any ongoing obligation to satisfy such conditions after the Commencement has occurred; provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion by providing the Buyer with prior written notice thereof:

     (a) A registration statement covering the sale of at least 6,000,000 shares of Common Stock shall have been declared effective under the 1933 Act by the SEC and no stop order with respect to the registration statement shall be pending or threatened by the SEC.

     (b) The representations and warranties of the Buyer shall be true and correct in all material respects as of the date when made and as of the Commencement Date as though made at that time (except for representations and warranties that speak as of a specific date), and the Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Buyer at or prior to the Commencement Date.


     7. CONDITIONS TO THE BUYER'S OBLIGATION TO COMMENCE PURCHASES OF SHARES OF COMMON STOCK.

     The obligation of the Buyer to commence purchases of Purchase Shares under this Agreement is subject to the satisfaction of each of the following conditions on or before the Commencement Date (the date that sales to the Buyer under this Agreement begin) and once such conditions have initially been satisfied, there shall not be any ongoing obligation to satisfy such conditions after the Commencement has occurred; provided that these conditions are for the Buyer's sole benefit and may be waived by the Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:

     (a) A registration statement covering the sale of at least 6,000,000 shares of Common Stock shall have been declared effective under the 1933 Act by the SEC and no stop order with respect to the registration statement shall be pending or threatened by the SEC.

     (b) The representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of the Commencement Date as though made at that time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied with the covenants, agreements and conditions required by the

Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Commencement Date.


     8. INDEMNIFICATION.

     In consideration of the Buyer's execution and delivery of the Transaction Documents and acquiring the Securities hereunder and in addition to all of the Company's other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless the Buyer and all of its affiliates, shareholders, officers, directors, employees and direct or indirect investors and any of the foregoing person's agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "Indemnitees") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the "Indemnified Liabilities"), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, or
(c) any cause of action, suit or claim brought or made against such Indemnitee and arising out of or resulting from the execution, delivery, performance or enforcement of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, other than with respect to Indemnified Liabilities which directly and primarily result from the gross negligence or willful misconduct of the Indemnitee. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.


     9. EVENTS OF DEFAULT.

     An "Event of Default" shall be deemed to have occurred at any time as any of the following events occurs:

     (a) while any registration statement is required to be maintained effective for the resale of the Purchase Shares, the effectiveness of such registration statement lapses for any reason (including, without limitation, the issuance of a stop order) or is unavailable to the Buyer for resale of the Purchase Shares or Warrant Shares, and such lapse or unavailability continues for a period of thirty (30) consecutive Trading Days;

     (b) the suspension from trading or failure of the Common Stock to be listed on the Principal Market for a period of thirty (30) consecutive Trading Days;

     (c) the failure of the Company or the Common Stock to fully meet the requirements for continued listing on the Principal Market for a period of thirty (30) consecutive Trading Days;

     (d) the failure for any reason by the Company's transfer agent to issue Purchase Shares to the Buyer within ten (10) Trading Days after the applicable Purchase Date which the Buyer is entitled to receive under this Agreement;

     (e) James A. Cour for any reason ceases to be Chief Executive Officer and a Director of the Company.

     (f) if any Person commences a proceeding against the Company pursuant to or within the meaning of any Bankruptcy Law;

     (g) if the Company pursuant to or within the meaning of any Bankruptcy Law;
(A) commences a voluntary case, (B) consents to the entry of an order for relief against it in an involuntary case, (C) consents to the appointment of a Custodian of it or for all or substantially all of its property, (D) makes a general assignment for the benefit of its creditors, (E) becomes insolvent, or
(F) is generally unable to pay its debts as the same become due; or

     (h) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (A) is for relief against the Company in an involuntary case, (B) appoints a Custodian of the Company or for all or substantially all of its property, or (C) orders the liquidation of the Company or any Subsidiary.

     In addition to any other rights and remedies under applicable law and this Agreement, including the Buyer termination rights under Section 11(k) hereof, so long as an Event of Default has occurred and is continuing, or if any event which, after notice and/or lapse of time, would become an Event of Default, has occurred and is continuing, the Buyer shall not be obligated to purchase any shares of Common Stock under this Agreement. If pursuant to or within the meaning of any Bankruptcy Law, the Company commences a voluntary case or any Person commences a proceeding against the Company, a Custodian is appointed for the Company or for all or substantially all of its property, or the Company makes a general assignment for the benefit of its creditors, (any of which would be an Event of Default as described in Sections 9(f), 9(g) and 9(h) hereof) this Agreement shall automatically terminate without any liability or payment to the Company without further action or notice by any Person. No such termination of this Agreement under Section 11(k)(i) shall affect the Company's or the Buyer's obligations under this Agreement with respect to pending purchases and the Company and the Buyer shall complete their respective obligations with respect to any pending purchases under this Agreement.


     10. CERTAIN DEFINED TERMS.

     For purposes of this Agreement, the following terms shall have the following meanings:

     (a) "1933 Act" means the Securities Act of 1933, as amended.

     (b) "Available Amount" means initially Fourteen Million Seven Hundred Thousand Dollars ($14,700,000) in the aggregate which amount shall be reduced by the Purchase Amount each time the Buyer purchases shares of Common Stock pursuant to Section 1 hereof.

     (c) "Bankruptcy Law" means Title 11, U.S. Code, or any similar federal or state law for the relief of debtors.

     (d) "Closing Sale Price" means, for any security as of any date, the last closing trade price for such security on the Principal Market as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing trade price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg.

     (e) "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

     (f) "Daily Base Amount" means initially Twenty Six Thousand Two Hundred Fifty Dollars ($26,250) per Trading Day, which amount may be increased or decreased from time to time pursuant to Section 1(c) hereof.)

     (g) "Maturity Date" means the date that is 560 Trading Days (28 Monthly Periods) from the Commencement Date which such date may be extended by up to an additional six (6) Monthly Periods by the Company, in its sole discretion, by written notice to the Buyer.

     (h) "Monthly Base Amount" means Five Hundred Twenty Five Thousand Dollars ($525,000) per Monthly Period.

     (i) "Monthly Period" means each successive 20 Trading Day period commencing with the Commencement Date.

     (j) "Original Daily Base Amount" means Twenty Six Thousand Two Hundred Fifty Dollars ($26,250) per Trading Day.

     (k) "Person" means an individual or entity including any limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

     (l) "Principal Market" means The Nasdaq OTC/Bulletin Board market, provided, however, that (i) in the event the Company's Common Stock is ever listed for trading on the Nasdaq National Market, Nasdaq SmallCap Market or the American Stock Exchange, than the "Principal Market" shall mean such other market on which the Company's Common Stock is then listed, and (ii) for purposes of Section 9(c) hereof only, "Principal Market" shall mean The Nasdaq SmallCap Market in respect of the requirements for continued listing on the Principal Market.

     (m) "Purchase Amount" means the portion of the Available Amount to be purchased by the Buyer pursuant to Section 1 hereof.

     (n) "Purchase Date" means the actual date that the Buyer is to buy Purchase Shares pursuant to Section 1 hereof.

     (o) "Purchase Price" means as of any Purchase Date, the lower of the (A) the lowest Sale Price of the Common Stock on the Purchase Date or such other date of determination or and (B) the arithmetic average of the two (2) lowest Closing Sale Prices for the Common Stock during the twelve (12) consecutive Trading Days ending on the Trading Day immediately preceding such Purchase Date or other date of determination (to be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split or other similar transaction).

     (p) "Sale Price" means, for any security as of any date, the trade price for such security on the Principal Market as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the trade price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg.

     (q) "SEC" means the United States Securities and Exchange Commission.

     (r) "Trading Day" means any day on which the Principal Market is open for customary trading.


     11. MISCELLANEOUS.

     (a) GOVERNING LAW; JURISDICTION; JURY TRIAL. The corporate laws of the State of Delaware shall govern all issues concerning the relative rights of the Company and its shareholders. All other questions concerning the construction, validity, enforcement and interpretation of this Agreement and the other Transaction Documents shall be governed by the internal laws of the State of Illinois, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Illinois or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Illinois. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of Chicago, for the adjudication of any dispute hereunder or under the other Transaction Documents or in connection herewith or therewith, or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

     (b) COUNTERPARTS. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

     (c) HEADINGS. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

     (d) SEVERABILITY. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

     (e) NOTICES. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Trading Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

         If to the Company:
                  Cytomedix, Inc.
                  Three Parkway North
                  Deerfield, Illinois  60015
                  Telephone:        847-405-7800
                  Facsimile:        847-405-7801
                  Attention:        James A. Cour

         If to the Buyer:
                  Fusion Capital Fund II, LLC
                  222 Merchandise Mart Plaza, Suite 9-112
                  Chicago, IL 60654
                  Telephone:        312-644-6644
                  Facsimile:        312-644-6244
                  Attention:        Steven G. Martin

         If to the Transfer Agent:
                  StockTrans, Inc.-
                  44 West Lancaster Avenue
                  Ardmore, Pennsylvania  19003
                  Telephone:        610-649-7300
                  Facsimile:        610-649-7302
                  Attention:        Jonathan Miller

or at such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party three (3) Trading Days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender's facsimile machine containing the time, date, and recipient facsimile number or (C) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

     (f) SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Buyer, including by merger or consolidation. The Buyer may not assign its rights or obligations under this Agreement.

     (g) NO THIRD PARTY BENEFICIARIES. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

     (h) FURTHER ASSURANCES. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

     (i) TERMINATION. This Agreement may be terminated only as follows:

          (i) By the Buyer any time an Event of Default exists without any liability or payment to the Company. However, if pursuant to or within the meaning of any Bankruptcy Law, the Company commences a voluntary case or any Person commences a proceeding against the Company, a Custodian is appointed for the Company or for all or substantially all of its property, or the Company makes a general assignment for the benefit of its creditors, (any of which would be an Event of Default as described in Sections 9(f), 9(g) and 9(h) hereof) this Agreement shall automatically terminate without any liability or payment to the Company without further action or notice by any Person. No such termination of this Agreement under this Section 11(k)(i) shall affect the Company's or the Buyer's obligations under this Agreement with respect to pending purchases and the Company and the Buyer shall complete their respective obligations with respect to any pending purchases under this Agreement.

          (ii) The Company shall have the right to terminate this Agreement for any reason or for no reason at any time by delivering written notice (a "Company Termination Notice") to the Buyer electing to terminate this Agreement without any liability of any party to any other party. The Company Termination Notice shall not be effective until one (1) Trading Day after it has been received by the Buyer.

          (iii) In the event that the Commencement shall not have occurred on or before September 30, 2001, due to the failure to satisfy the conditions set forth in Section 7 above with respect to the Commencement, the Buyer shall have the option to terminate this Agreement at the close of business on such date or thereafter without liability of any party to any other party.

          (iv) If by the Maturity Date (including any extension thereof by the Company pursuant to Section 10(g) hereof), for any reason or for no reason the full Available Amount under this Agreement has not been purchased as provided for in Section 1 of this Agreement, by the Buyer without any liability or payment to the Company.

          (v) This Agreement shall automatically terminate on the date that the Company sells and the Buyer purchases Fourteen Million Seven Hundred Thousand Dollars ($14,700,000) of Common Stock as provided herein, without any action or notice on the part of any party.

     Except as set forth in Sections 11(i)(i) and 11(i)(v), any termination of this Agreement pursuant to this Section 11(i) shall be effected by written notice from the Company to the Buyer, or the Buyer to the Company, as the case may be, setting forth the basis for the termination hereof. The representations and warranties of the Company and the Buyer contained in Sections 2 and 3 hereof, the indemnification provisions set forth in Section 8 hereof and the agreements and covenants set forth in Section 11, shall survive the Commencement and any termination of this Agreement. No termination of this Agreement shall effect the Company's or the Buyer's obligations under this Agreement with respect to pending purchases and the Company and the Buyer shall complete their respective obligations with respect to any pending purchases under this Agreement.

     (j) NO STRICT CONSTRUCTION. The language used in this Agreement is the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

     (k) CHANGES TO THE TERMS OF THIS AGREEMENT. This Agreement and any provision hereof may only be amended by an instrument in writing signed by the Company and the Buyer. The term "Agreement" and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

     (l) FAILURE OR INDULGENCE NOT WAIVER. No failure or delay in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.



                                    * * * * *

     IN WITNESS WHEREOF, the Buyer and the Company have caused this Common Stock Purchase Agreement to be duly executed as of the date first written above.



                                  THE COMPANY:

                                  CYTOMEDIX, INC.

                                  By: /s/ James A. Cour
                                  Name:  James A. Cour
                                  Title: President and Chief Executive Officer


                                  BUYER:

                                  FUSION CAPITAL FUND II, LLC
                                  BY: FUSION CAPITAL PARTNERS, LLC
                                  BY: SGM HOLDINGS CORP.

                                  By: /s/ Steven G. Martin
                                  Name:  Steven G. Martin
                                  Title: President

                                    EXHIBIT A

Form of Warrant

SCHEDULES

Schedule 3(a)              Subsidiaries
Schedule 3(c)              Capitalization
Schedule 3(e)              Conflicts
Schedule 3(f)              1934 Act Filings
Schedule 3(g)              Litigation